Exhibit 1.01

Conflict Minerals Report
Section I - Introduction of Applicability

Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, this report has been prepared for the reporting period from January 1, 2016 to December 31, 2016 (Reporting Period).

Halliburton Company (the Company, Halliburton, we, or our) is a leading provider of services and products to the upstream oil and natural gas industry. Halliburton has manufacturing operations in various locations, the most significant of which are located in the United States, Canada, Malaysia, Singapore, and the United Kingdom.

Halliburton comprises fourteen product service lines (PSLs). The PSLs operate in two divisions: the Completion and Production division and the Drilling and Evaluation division. Our Consulting and Project Management PSL works across both divisions and is the spearhead of our integrated-services strategy. Its financial results are included in the Drilling and Evaluation division. PSLs are primarily responsible and accountable for strategy, technology development, process development, people development and capital allocation.

Completion and Production Division

•	Production Enhancement

•	Cementing

•	Completion Tools

•	Production Solutions

•	Pipeline & Process Services

•	Multi-Chem

•	Artificial Lift

Drilling and Evaluation Division

•	Baroid

•	Sperry Drilling

•	Wireline and Perforating

•	Drill Bits and Services

•	Landmark Software and Services

•	Testing and Subsea

Supporting Both Divisions

•	Consulting and Project Management

During the Reporting Period, the products that were manufactured, or were contracted to be manufactured, contained one or more of the following minerals: tantalum, tin, tungsten, and gold (3TG).

Exhibit 1.01

Listed below are examples of where 3TG may be present in Halliburton products:

Metal	Industry Applications	Applications in Halliburton
Tantalum Refined from Columbite-tantalite (coltan)	Capacitors, resistors	Tantalum Capacitors, Alloys
Tin Refined from Cassiterite	Chemical solutions, capacitors electrodes, Tin alloys, dioxide, electroplating	Integrated Circuits, Pins, Resistors, Capacitors, PCBs, and Soldering
Tungsten Refined from Wolframite	Tungsten Carbide, Alloy, light bulb, heating elements, and Tungsten Inert Gas Welding	Electrodes, Tungsten carbide (Drill bits), Welding
Gold	Electrical wiring, connectors, contact, and gold plating	Contacts, Pins, Connectors, Cable Harness, Wire Harness, gold plating

Section II - Reasonable Country of Origin Inquiry (RCOI)

Halliburton has conducted an RCOI among our suppliers on the source and chain of custody of certain minerals necessary to the functionality or production of a product manufactured or contracted to be manufactured by the Company (the Products) during the Reporting Period to determine whether they originated from the Democratic Republic of the Congo (DRC) or an adjoining country.

The RCOI for the Reporting Period was designed in accordance with the Organization for Economic Cooperation and Development (OECD) Due Diligence Framework for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the OECD Framework). Our suppliers were asked to complete the Conflict Minerals Reporting Template (CMRT), a survey tool developed by the Conflict-Free Sourcing Initiative (CFSI) commonly utilized to identify smelters or refiners (SORs). The suppliers could return the completed CMRT online through our third-party service provider’s portal or via email for upload to the portal. We required our suppliers to submit CMRT version 4.10 or newer.

Exhibit 1.01

Section III - Design of Conflict Minerals Program and Due Diligence Measures

We are a downstream purchaser of products that include conflict minerals. Our program was designed in accordance with the 5-Step OECD Framework as follows:
OECD Step 1: Establish strong company management systems

•
Maintained the Conflict-Free Sourcing Policy Statement on the external website of Halliburton at http://www.halliburton.com/en-US/about-us/supplier-relations/conflict-minerals-policy.page?node-id=hgeyxt74, which is applicable to our global operations including our Supply Chain, and informed direct suppliers via our RCOI email;

•	Maintained our standard Master Purchase Agreement and standard Purchase Order Terms & Conditions templates to include conflict-free sourcing and disclosure requirements;

•
Operated a cross-functional internal team among Procurement, Material Management, Finance, Information Technology, and the Law departments led by our Procurement, Materials & Logistics (PM&L) Performance Management Group;

•	Retained a third-party service provider to query our applicable suppliers using the CMRT;

•
Established a system of controls and transparency by developing a due diligence process using the CMRT, including evaluating and scoring the risk presented by each smelter, refiner, and respondent (supplier providing a CMRT) based on the smelters and refiners indicated and due diligence program described;

•
Contracted for a portal to provide Halliburton better reporting and data validation capabilities, with 2016 supplier information provided from our Enterprise Resource Planning (ERP) system, which allows our suppliers to access our request via a familiar tool used by many issuers, maintaining the participation rate;

•	Stored relevant records in an electronic database on a SharePoint site;

•
Emphasized supplier education and training, utilizing a third party provided learning management system; provided all in-scope suppliers access to a “Conflict Minerals” training course, which is tracked and evaluated based on completion, with all suppliers encouraged to complete all modules within this course; and educated 3TG suppliers with various conflict minerals resources (including 3TG definition, CFSI website, link to download the most current CMRT, and our third-party service providers’ supplier portal instructions);

•
Continued to offer the CFSI eLearning Academy “Conflict Minerals” course for applicable Halliburton Supply Chain employees, including sending step-by-step instructions to walk our employees through the course information and access; and

•
Continued to make our Ethics Helpline available for suppliers to report any violations of the law or violations of our Code of Business Conduct. The CFSI has also established a grievance mechanism which its members, stakeholders, and the public can utilize to raise concerns about the initiative, the audit program, protocols, SOR operations that fall in scope of the Conflict-Free Smelter Program (CFSP), audit quality and auditor competencies, minerals supply chains and upstream/downstream initiatives.

OECD Step 2: Identify and assess risks in the supply chain

•	Identified direct suppliers that supply products to Halliburton which may contain 3TG, which were selected in good faith based on the following criteria:

◦	Products supplied to Halliburton plants within the Reporting Period;

◦	Harmonized Tariff Codes and Material Groups of supplied products that may contain metal;

◦	Product sales from Halliburton procurement plants to third party customers; and

◦	Halliburton newly acquired manufacturers with the reporting obligations pursuant to Rule 13p-1 under the Securities Exchange Act of 1934;

•	Conducted a survey using the CMRT and our third-party service provider’s supplier portal, which included a phone number and email address for suppliers and internal stakeholders to correspond;

Exhibit 1.01

•
For distributors, created a product list so distributors could work with second-tier suppliers and asked distributors for a product-level CMRT, including directly interacting with second-tier suppliers requesting their responses;

•	Implemented deadlines for suppliers’ CMRT submissions, including requiring our direct suppliers to provide an updated CMRT if additional information becomes available;

•
Followed up with non-responsive suppliers requesting their responses, through phone calls and emails, including several escalation emails from both Halliburton and our third-party service provider and a second phone call campaign to high-spend suppliers;

•
Our third-party service provider reviewed suppliers’ CMRTs and their reported SORs list, identified any inconsistencies, and required suppliers to take corrective actions and update their submission as needed;

•
Compared the SORs identified by the supply chain with the CFSI CFSP, or an equivalent third-party audit program such as the London Bullion Market Association (LBMA) and Responsible Jewelry Council (RJC), to validate suppliers’ submission, and forwarded the name of the alleged SOR to the CFSI if we have plausible evidence, after completing a due diligence process, that the SOR meets the CFSI definition of a smelter or refiner; and

•	As a member of the CFSI, we:

◦	support engagement by the CFSI with SOR(s) and the obtainment of information on country of origin and transit and transportation routes used between mine and SORs;

◦	support the CFSI CFSP, which includes an assessment of whether SORs have carried out all 5 steps of due diligence for responsible supply chains of 3TG from the DRC and adjoining countries; and

◦	support spot checks and/or audits at SOR facilities.
OECD Step 3: Design and implement strategy to respond to identified risks

•	Adopted a risk management plan to review due diligence of suppliers and SORs;

•	Monitored and tracked direct suppliers and selected SORs that were identified as not meeting our requirements;

•
Performed risk mitigation efforts by following up with direct suppliers for validation and additional information, also encouraging all smelters without CFSP “Compliant” status to participate in an independent third-party audit program and sending thank you emails to smelters with CFSP “Compliant” status for their participation with CFSP;

•	Responded to supplier and customer inquiries in a timely manner by both Halliburton and our third-party service provider;

•	Provided findings and progress reports periodically to senior management, including the senior director of PM&L Performance Management and the senior manager of Risk Reporting & Management;

•
Each facility that meets the CFSI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria: Geographic proximity to the DRC and covered countries; CFSP audit status; and known or plausible evidence of unethical or conflict sourcing;

◦
When high risk facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities are initiated. Through our third-party vendor, submissions that include any of the high risk facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Halliburton, and escalating up to removal of these high risk smelters from their supply chain.

◦
As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these risks from the supply chain.

◦	In addition, suppliers are guided to an online learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

•	Attended webinars and reviewed articles to understand new developments and best practices; and

Exhibit 1.01

•	As a member of the CFSI and through our financial support by joining, we:

◦
exercise leverage over upstream suppliers indirectly by requiring SORs to undergo an independent third-party audit, which requires due diligence, traceability, chain of custody, risk assessment, and mitigation activities upstream;

◦	support the CFSI’s efforts to monitor whether SOR(s) demonstrate significant and measurable improvement within a reasonable time frame from the adoption of their risk management plans; and

◦	support the CFSI’s independent third party audits of the SOR’s due diligence practices through the CFSP.
OECD Step 4: Carry out independent third-party audit of supply chain due diligence

•	Supported CFSI efforts with our membership (Halliburton member code is HALL);

•	Reviewed meeting notes from the CFSI Smelter Engagement Team (SET) and Due Diligence Team; and

•	Thirty-nine companies, including Halliburton, have sent joint letters via email to notify 52 not “conflict-free” smelters stating the expectations of compliance with CFSI.
OECD Step 5: Report on supply chain due diligence

•	Report annually on supply chain due diligence by filing with the SEC a Form SD and Conflict Minerals Report; and

•	Report annually on our company website at
http://ir.halliburton.com/phoenix.zhtml?c=67605&p=irol-sec.

Exhibit 1.01

Section IV - Results of Due Diligence Measures

A substantial percentage of selected suppliers confirmed that their supply to Halliburton did not contain conflict minerals originating from the DRC or an adjoining country. Halliburton did, however, receive some incomplete responses from those surveyed. Some suppliers were unable to determine if they had provided conflict minerals originating from the DRC or an adjoining country, and other suppliers did not respond. Additionally, we determined that certain SORs identified by our suppliers’ responses purchase 3TG from the DRC or an adjoining country. While these SORs have been verified compliant with the CFSP, the information provided by these SORs was not at a product-level specific to the materials and components we use. The country of origin information is from the CFSI, based on information provided from the SORs as part of the CFSP and any other interactions CFSI may have with the SORs. As such, Halliburton does not have sufficient information to determine all SORs in our supply chain, as well as the country of origin of the 3TG or other conflict minerals.

Based on the information provided by Halliburton’s suppliers and our own due diligence efforts through May 2, 2017 with 307 operational SORs (see Annex I), we have identified as below:

•	243 SORs (79.15%) have received compliant status; meaning audited and found compliant with the relevant CFSP protocol;

◦
22 SORs identified to source 3TG from the DRC or adjoining countries. However, to the best of our knowledge, none of these SORs are known to source minerals that benefit armed groups in the DRC and adjoining countries.

•	16 SORs (5.21%) have received active status, meaning engaged in the program but not yet certified compliant; and

•	the remaining 48 SORs (15.64%) have not received compliant or active status. These will be noted as “Other” in Annex I.

For the 307 SORs mentioned above, we used the CFSI RCOI report available to CFSI members to identify the countries of origin. The countries of origin for the Products purchased by the identified SORs are listed in Annex II.

Exhibit 1.01

Number of Each Mineral by CFSP Audit Status

Exhibit 1.01

Section V - Risk Mitigation for Future Due Diligence

Halliburton will continually work towards a conflict-free supply chain. There are many stakeholders that are dependent directly or indirectly on legal mining operations in the DRC or an adjoining country which are not benefiting armed groups in that region. Halliburton promotes verifiable conflict-free sourcing from the DRC or an adjoining country.

Halliburton will take the following measures to enhance its due diligence on the source and chain of custody of conflict minerals by:

•	Researching the supplier selection methodology to increase the accuracy of supplier and material list;

•	Encouraging suppliers to evaluate the business relationship with the SORs that refuse to proceed with an independent third-party audit program;

•	Providing assistance and education for conflict minerals programs for suppliers so that the compliance requirements can escalate down to more tiers of our supply chain;

•	Encouraging eligible SORs’ identification from the suppliers; and

•	Directly contacting identified SORs without a CFSP “Compliant” status in our supply chain to participate in an independent third-party audit program.

Reference: The OECD Framework can be found at http://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf.

Exhibit 1.01

Section VI - Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, Halliburton’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud. Halliburton has undertaken measures to verify responses and minimize these limitations.

Halliburton’s supply chains are diverse between product service lines. Our products are many tiers removed from the SORs. To determine whether any 3TG were sourced from the DRC or an adjoining country, we relied on our direct suppliers responding with accurate SOR identification information. Many suppliers provided responses with SOR information based on a company or divisional level, rather than a product-level specific to the materials and components we use. As such, the aggregated information set forth in Annex I and Annex II does not necessarily relate to materials or components used in Halliburton’s products.

Exhibit 1.01

ANNEX I - Smelters or Refiners (SORs)

The information in this Annex is an aggregation of data provided by Halliburton’s suppliers and not a confirmation of conflict minerals contained in our products.

Metal	Standard Smelter or Refiner Name	Smelter Facility Location	Smelter ID	≡CFSI Audit Status	Source from Covered Countries?
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Active	Unknown
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Compliant	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Compliant	No
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Compliant	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Compliant	Unknown
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Compliant	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Compliant	Unknown
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Compliant	Unknown
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Compliant	No
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Compliant	Unknown
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Compliant	Unknown
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Compliant	No
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Other	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Compliant	Unknown
Gold	Aurubis AG	GERMANY	CID000113	Compliant	Unknown
Gold	Bangalore Refinery	INDIA	CID002863	Active	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Compliant	Unknown
Gold	Boliden AB	SWEDEN	CID000157	Compliant	Unknown
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Compliant	Unknown
Gold	Caridad	MEXICO	CID000180	Other	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Compliant	Unknown
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Active	Unknown
Gold	Chimet S.p.A.	ITALY	CID000233	Compliant	Unknown
Gold	Chugai Mining	JAPAN	CID000264	Other	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Compliant	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Other	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Other	Unknown
Gold	DODUCO GmbH	GERMANY	CID000362	Compliant	No
Gold	Dowa	JAPAN	CID000401	Compliant	No
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Compliant	Unknown
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Compliant	No
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Compliant	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	Other	Unknown
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Compliant	Unknown

Exhibit 1.01

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Other	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Other	Unknown
Gold	Gujarat Gold Centre	INDIA	CID002852	Other	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Other	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Other	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Compliant	No
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	Compliant	Unknown
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Compliant	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Other	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Other	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Compliant	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Compliant	Unknown
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Compliant	Unknown
Gold	Japan Mint	JAPAN	CID000823	Compliant	Unknown
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Compliant	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Compliant	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Compliant	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Compliant	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Other	Unknown
Gold	Kazzinc	KAZAKHSTAN	CID000957	Compliant	Unknown
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Compliant	Unknown
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	CID002511	Active	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Compliant	No
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Compliant	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Compliant	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Other	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Other	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Other	Unknown
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Other	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Compliant	Unknown
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Other	Unknown
Gold	Materion	UNITED STATES	CID001113	Compliant	No
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Compliant	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Compliant	Unknown
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Compliant	Unknown
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Compliant	Unknown
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Compliant	Unknown
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Compliant	Unknown
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Compliant	Unknown

Exhibit 1.01

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Compliant	Unknown
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Compliant	Unknown
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Compliant	Unknown
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active	Unknown
Gold	Morris and Watson	NEW ZEALAND	CID002282	Other	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Other	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Compliant	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	Compliant	Unknown
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Active	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Compliant	Unknown
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Compliant	Unknown
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Compliant	No
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Compliant	Unknown
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Compliant	Unknown
Gold	PAMP S.A.	SWITZERLAND	CID001352	Compliant	Unknown
Gold	Pease & Curren	UNITED STATES	CID002872	Other	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Other	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Compliant	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Compliant	Unknown
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Compliant	Unknown
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Compliant	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Other	Unknown
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Compliant	Unknown
Gold	Royal Canadian Mint	CANADA	CID001534	Compliant	Unknown
Gold	SAAMP	FRANCE	CID002761	Other	Unknown
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Other	Unknown
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Other	Unknown
Gold	Sai Refinery	INDIA	CID002853	Other	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Compliant	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Other	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Compliant	Unknown
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Compliant	Unknown
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Compliant	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Other	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Compliant	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Compliant	Unknown
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Compliant	No
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754	Other	Unknown

Exhibit 1.01

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Compliant	Unknown
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Compliant	No
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Compliant	Unknown
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Active	Unknown
Gold	T.C.A S.p.A	ITALY	CID002580	Compliant	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Compliant	Unknown
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Compliant	Unknown
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Compliant	Unknown
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Other	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Other	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Compliant	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Compliant	Unknown
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Compliant	Unknown
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Compliant	Unknown
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Compliant	No
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Compliant	Unknown
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Compliant	Unknown
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Compliant	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Compliant	No
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Compliant	No
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Other	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Compliant	Unknown
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	Compliant	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Other	Unknown
Gold	Sudan Gold Refinery	SUDAN	CID002567	Other	Unknown
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Other	Unknown
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Other	Unknown
Gold	Tony Goetz NV	BELGIUM	CID002587	Active	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Compliant	No
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	Compliant	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Compliant	No
Tantalum	Duoluoshan	CHINA	CID000410	Compliant	Yes
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Compliant	No
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Compliant	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Compliant	No
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Compliant	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Compliant	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Compliant	No
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Compliant	Yes

Exhibit 1.01

Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	Compliant	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Compliant	No
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Compliant	No
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Compliant	No
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Compliant	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Compliant	No
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731	Compliant	No
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Compliant	No
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Compliant	Unknown
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Compliant	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Compliant	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Compliant	No
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Compliant	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Compliant	No
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Compliant	No
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Compliant	No
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Compliant	No
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	Compliant	No
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192	Compliant	Yes
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	Compliant	No
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Compliant	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Compliant	Unknown
Tantalum	QuantumClean	UNITED STATES	CID001508	Compliant	No
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	Compliant	No
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Compliant	No
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Compliant	No
Tantalum	Taki Chemicals	JAPAN	CID001869	Compliant	Yes
Tantalum	Telex Metals	UNITED STATES	CID001891	Compliant	No
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571	Compliant	No
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Compliant	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Compliant	No
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Compliant	No
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	Compliant	Yes
Tin	Alpha	UNITED STATES	CID000292	Compliant	No
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	Other	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Other	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Compliant	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Compliant	No
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Other	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	Compliant	No
Tin	CV Ayi Jaya	INDONESIA	CID002570	Compliant	No
Tin	CV Dua Sekawan	INDONESIA	CID002592	Compliant	Unknown

Exhibit 1.01

Tin	CV Gita Pesona	INDONESIA	CID000306	Compliant	No
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	Compliant	No
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Compliant	Unknown
Tin	CV United Smelting	INDONESIA	CID000315	Compliant	No
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Compliant	No
Tin	Dowa	JAPAN	CID000402	Compliant	No
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Active	Unknown
Tin	Elmet S.L.U.	SPAIN	CID002774	Compliant	No
Tin	EM Vinto	BOLIVIA	CID000438	Compliant	No
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Other	Unknown
Tin	Fenix Metals	POLAND	CID000468	Compliant	No
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Compliant	Unknown
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Compliant	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Active	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Compliant	No
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Active	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Other	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Compliant	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Compliant	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Active	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Compliant	No
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Compliant	No
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Compliant	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Compliant	No
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Compliant	No
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	Compliant	No
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	Compliant	No
Tin	Minsur	PERU	CID001182	Compliant	No
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Compliant	No
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Active	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	Active	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Other	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Compliant	No
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Compliant	No
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Compliant	No
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Compliant	No
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Compliant	No
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Compliant	No
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Compliant	No
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Compliant	No
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Compliant	No

Exhibit 1.01

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Compliant	No
Tin	PT Bukit Timah	INDONESIA	CID001428	Compliant	No
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Compliant	No
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Compliant	No
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Compliant	No
Tin	PT Karimun Mining	INDONESIA	CID001448	Compliant	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Compliant	Unknown
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Compliant	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Compliant	No
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Compliant	Unknown
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Compliant	No
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Compliant	No
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Compliant	No
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Compliant	No
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Compliant	No
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Compliant	No
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Compliant	No
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Compliant	No
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Compliant	No
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Compliant	No
Tin	PT Tommy Utama	INDONESIA	CID001493	Compliant	Unknown
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	Compliant	No
Tin	Rui Da Hung	TAIWAN	CID001539	Compliant	No
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Compliant	No
Tin	Thaisarco	THAILAND	CID001898	Compliant	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Other	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	Compliant	No
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Compliant	No
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Active	Unknown
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Compliant	No
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Compliant	No
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Active	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Compliant	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Compliant	No
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Compliant	No
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Compliant	No
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Compliant	No
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Compliant	No
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Compliant	No
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Compliant	No
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Compliant	No
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	Compliant	No
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Compliant	No
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Compliant	No
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Compliant	Unknown

Exhibit 1.01

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Compliant	No
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Compliant	No
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Compliant	No
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Compliant	No
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Other	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Compliant	No
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Other	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Compliant	No
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Compliant	No
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Compliant	No
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Compliant	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Compliant	No
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Compliant	No
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Compliant	No
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Compliant	Unknown
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Compliant	No
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Compliant	No
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Compliant	Unknown
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Compliant	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Compliant	No
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Compliant	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Compliant	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Compliant	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Compliant	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Compliant	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Compliant	No
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Compliant	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Compliant	No
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Other	Unknown

≡ Reported by the CFSI’s CFSP by May 2, 2017
Compliant - audited and found compliant with the relevant CFSP protocol
Active - engaged in the program but not yet compliant
Other - have not received compliant or active status

Exhibit 1.01

ANNEX II - Countries of Origin

The information in this Annex is an aggregation of data provided by Halliburton’s suppliers and not a confirmation of conflict minerals contained in our products.

Countries of origin include:

Angola	France	Portugal
Argentina	Germany	Republic of Congo
Australia	Guyana	Russia
Austria	Hungary	Rwanda
Belgium	India	Sierra Leone
Bolivia	Indonesia	Singapore
Brazil	Ireland	Slovakia
Burundi	Israel	South Africa
Cambodia	Japan	South Korea
Canada	Kazakhstan	South Sudan
Central African Republic	Kenya	Spain
Chile	Laos	Suriname
China	Luxembourg	Switzerland
Colombia	Madagascar	Taiwan
Côte D'Ivoire	Malaysia	Tanzania
Czech Republic	Mongolia	Thailand
Djibouti	Mozambique	Uganda
DRC	Myanmar	United Kingdom
Ecuador	Namibia	United States of America
Egypt	Netherlands	Vietnam
Estonia	Nigeria	Zambia
Ethiopia	Peru	Zimbabwe